UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 01/23/2018

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware	13-3873847
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041

(Address of principal executive offices, including zip code)

(215) 679-7991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Information to be included in the report

Item 1.01.   Entry into a Material Definitive Agreement

On January 23, 2018, Knoll, Inc. (the “Company”) completed an amendment to its existing credit facility, dated May 20, 2014  (the “Existing Credit Agreement”), whereby the Existing Credit Agreement was amended and restated in its entirety by that certain Third Amended and Restated Credit Agreement, dated as of January 23, 2018, among the Company and certain foreign subsidiaries of the Company, as borrowers, certain domestic and foreign subsidiaries of the Company, as guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Sole Bookrunner, and certain lenders and other parties thereto (the “Amended Credit Agreement”).

The Amended Credit Agreement provides for a $750 million credit facility that matures in five years, consisting of a revolving commitment in the amount of $400 million, which may be available in U.S. dollars, Euro, Sterling and other foreign currencies to be agreed, a U.S. term loan commitment in the amount of $250 million and a multicurrency term loan commitment in the amount of €81,732,408.  The Amended Credit Agreement also includes an option to increase the size of the revolving credit facility or incur incremental term loans by up to the greater of $250M and 90% of the EBITDA of the Company and its subsidiaries for the four fiscal quarters prior to such increase or additional loan, subject to the satisfaction of certain terms and conditions.  The proceeds of the credit facility will be used to, among other things (1) consummate the Muuto Acquisition (as defined below), (2) refinance certain indebtedness and (3) for general corporate purposes. Borrowings under the credit facility may be repaid at any time, but no later than the maturity date on January 23, 2023.  The Company retains the right to terminate or reduce the size of the revolving credit facility at any time.  Borrowings under the term loan facilities amortize in equal quarterly installments equaling 5% per annum, with the remaining borrowings due on the maturity date.

Interest on revolving credit and term loans will accrue, at the Company’s election, at (i) the Eurocurrency Rate (as defined in the Amended Credit Agreement), plus additional percentage points based on the Company’s leverage ratio or (ii) the Base Rate (a rate based on the higher of (a) the prime rate announced from time-to-time by Bank of America, N.A., (b) the Federal Reserve System’s federal funds rate, plus .50% or (c) the Eurocurrency Rate, plus 1.00%; Base Rate is defined in detail in the Amended Credit Agreement), plus additional percentage points based on the Company’s leverage ratio.

The Amended Credit Agreement requires the Company to comply with various affirmative and negative covenants, including without limitation (i) covenants to maintain a minimum specified interest coverage ratio and maximum specified net leverage ratio (or under certain circumstances, a maximum specified net secured leverage ratio), and (ii) covenants that prevent or restrict the Company’s ability to pay dividends, engage in certain mergers or acquisitions, make certain investments or loans, incur future indebtedness, engage in sale-leaseback transactions, alter its capital structure or line of business, prepay subordinated indebtedness, engage in certain transactions with affiliates and sell stock or assets.

Repayments under the Amended Credit Agreement can be accelerated by the lenders upon the occurrence of certain events of default, including, without limitation, a failure to pay any principal, interest or other amounts in respect of loans when due, breach by the Company (or its subsidiaries) of any of the covenants or representations contained in the Amended Credit Agreement or related loan documents, failure of the Company (or its material subsidiaries) to pay any amounts owed with respect to other significant indebtedness of the Company or such subsidiary, or a bankruptcy event with respect to the Company or any of its material subsidiaries.

The indebtedness incurred under the Amended Credit Agreement is secured by substantially all of the Company’s tangible and intangible assets, including, without limitation, the Company’s intellectual property. The Company’s direct and indirect wholly-owned domestic subsidiaries have also guaranteed the obligations of the Company and the foreign borrowers under the Amended Credit Agreement and pledged substantially all of their tangible and intangible assets as security for their obligations under such guarantee. Certain of the Company’s wholly-owned foreign subsidiaries have guaranteed the obligations of the foreign borrowers under the Amended Credit Agreement and pledged certain of their assets as security for their obligations under such guarantee.

The above summary of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 25, 2018, Knoll Denmark ApS (“Knoll Denmark”), a wholly owned subsidiary of the Company, completed the previously announced acquisition of one hundred percent (100%) of the shares of Muuto Holding ApS and MIE4 Holding 5 ApS (the “Muuto Acquisition”), which collectively hold substantially all the business operations of Muuto, pursuant to a share purchase agreement, dated as of December 10, 2017, among Knoll Denmark and the owners of Muuto Holding ApS and MIE4 Holding 5 ApS, a copy of which is attached to this Current Report as Exhibit 2.1, and incorporated by reference herein (the “Share Purchase Agreement”).  The purchase price for the shares was approximately $300 million USD, less certain customary adjustments.  The Company will file any financial statements required to be filed for the acquired entity not later than seventy-one (71) days after January 31, 2018.

A press release announcing the completion of the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

On January 23, 2018, the Company and the other borrowers under the Amended Credit Agreement borrowed approximately $230 million in order to fund the purchase price for the Muuto Acquisition under the Share Purchase Agreement.  On January 24, 2018, after giving effect to these borrowings, there was approximately $545 million outstanding under the Amended Credit Agreement with approximately $200 million in additional availability under the Amended Credit Agreement.

Item 9.01.  Financial Statements and Exhibits

(a)         Financial statements of businesses acquired.

The Company will file any financial statements required to be filed by this Item for the acquired entity not later than seventy-one (71) days after January 31, 2018.

(d) Exhibits

2.1   Share Purchase Agreement, dated as of December 10, 2017, among Knoll Denmark ApS, Maj Invest Equity 4 K/S, B Holding 2005 ApS, KB ApS, Unos ApS and AK Cleeman Holding ApS.

10.1  Third Amended and Restated Credit Agreement, dated as of January 23, 2018, among Knoll, Inc., certain domestic and foreign subsidiaries of Knoll, Inc., as guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Sole Bookrunner, and certain lenders and other parties thereto (including the Schedules and Exhibits thereto).

99.1  Press Release, dated January 25, 2018

Exhibit Index

Exhibit No.	Description

EX-2.1	Share Purchase Agreement, dated as of December 10, 2017, among Knoll Denmark ApS, Maj Invest Equity 4 K/S, B Holding 2005 ApS, KB ApS, Unos ApS and AK Cleeman Holding ApS

EX-10.1

Third Amended and Restated Credit Agreement, dated as of January 23, 2018, among Knoll, Inc., certain domestic and foreign subsidiaries of Knoll, Inc., as guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Sole Bookrunner, and certain lenders and other parties thereto (including the Schedules and Exhibits thereto).

EX-99.1	Press Release, dated January 25, 2018

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: January 25, 2018

	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary